Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Fourth quarter 2013 Earnings

MANSFIELD, PENNSYLVANIA— January 24, 2014 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, has released its unaudited financial performance for the year ended December 31, 2013.

For the twelve months ended December 31, 2013, net income totaled $13,375,000 which compares to $14,215,000 last year. This represents a decrease of $840,000, or 5.9%. Earnings per share of $4.42 decreased 4.9% from $4.65 per share last year.  Annualized return on equity for the comparable periods was 14.89% and 17.48%, while return on assets was 1.51% and 1.62%, respectively.  CEO and President Randall E. Black stated, “While not at last year’s record level, results for 2013 represent very strong financial performance, are the second highest level of earnings in the history of our organization, and will continue to place us near the top of our peers.  Margin compression and increasing regulatory burdens are the primary factors in lower earnings. Despite this, the results support our ongoing efforts to remain a strong, well-capitalized, local community bank committed to serving our communities and customers, as well as providing exceptional shareholder return and value.  In the forthcoming year, we will continue to focus on investments in technology and human resources, and new products that will provide greater benefits and service for our customers”.

For the three months ended December 31, 2013, net income totaled $3,296,000 which compares to net income of $3,549,000 for the fourth quarter of 2012. This represents a decrease of $253,000, or 7.1%. Earnings per share of $1.09 for the fourth quarter compares to $1.17 last year.  Annualized return on equity for the comparable periods was 14.21% and 16.74%, while return on assets was 1.47% and 1.62%, respectively.

Net interest income, before the provision for loan losses, decreased from $30,426,000 for the twelve months ended December 31, 2012 to $29,919,000 for 2013.  The decrease of $507,000, or 1.7%, is reflective of declining margins.  “As the prolonged low interest rate cycle persists, our cash flows continue to be re-invested at lower yields.  We anticipate our strong loan demand towards the end of 2013 will help offset additional margin compression as we utilize future cash flows from our investment portfolio to fund our lending needs.  On a tax equivalent basis, our net interest margin has declined 12 basis points from 3.99% last year to 3.87% this year.  The tax equivalent yields on interest earning assets decreased from 4.91% for 2012 to 4.62% this year.  This has been offset somewhat by reducing our cost of funds, including non-interest bearing deposits, from .97% last year to .80% this year”, added Mr. Black.

At December 31, 2013, total assets were $914.9 million, which was an increase of $32.5 million from total assets of $882.4 million at December 31, 2012.  The investment portfolio and time deposits with other banks increased $9.5 million from year-end 2012.  Net loans of $533.5 million as of the end of December have increased $37.8 million, or 7.6%, compared to December 31, 2012.  Much of the success in loan growth is attributed to expansion into Luzerne and Lackawanna counties via loan production offices.  Even with our growth, asset quality remains strong.  As of December 31, 2013, non-performing assets totaled $10.2 million and represented 1.88% of loans.  This compares to 1.83% as of December 31, 2012.  For 2013, the provision for loan loss was $405,000 which is slightly less than the $420,000 provision recorded last year.  The annualized net charge-offs as a percent of average loans remains very low at .02%.

Stockholders’ equity totaled $92.1 million at December 31, 2013, which compares to $89.5 million at December 31, 2012. Excluding accumulated other comprehensive income; stockholders’ equity increased $8.4 million since the end of 2012. Net income of $13.4 million was offset by net treasury stock activity of $1.3 million and cash dividends of $3.7 million.  Additionally, the unrealized gain on available for sale investment securities has decreased $6.9 million from last year due to the increase in long-term interest rates which has resulted in a decrease in the fair value of investment securities.  A cash dividend of $.385 per share was paid on December 27, 2013 to shareholders of record on December 19, 2013.  The dividends for the year will total $1.22 per share adjusted for the stock dividend paid earlier this year, which continues to represent an attractive dividend yield.  In addition to the cash and stock dividend issued in 2013, the Board of Directors of Citizens Financial Services accelerated the 2013 first quarter dividend of $.38 per share into the fourth quarter of 2012 due to the significant issues in Washington regarding the very complex fiscal cliff tax issues at that time.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31	December 31
(in thousands except share data)	2013	2012
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 8,899	$ 12,307
Interest-bearing	1,184	14,026
Total cash and cash equivalents	10,083	26,333

Interest bearing time deposits with other banks	2,480	-

Available-for-sale securities	317,301	310,252

Loans held for sale	278	1,458

Loans (net of allowance for loan losses: $7,098 at December 31, 2013 and
$6,784 at December 31, 2012)	533,514	495,679

Premises and equipment	11,105	11,521
Accrued interest receivable	3,728	3,816
Goodwill	10,256	10,256
Bank owned life insurance	14,679	14,177
Other assets	11,510	8,935

TOTAL ASSETS	$ 914,934	$ 882,427

LIABILITIES:
Deposits:
Noninterest-bearing	$ 85,585	$ 89,494
Interest-bearing	662,731	647,602
Total deposits	748,316	737,096
Borrowed funds	66,932	46,126
Accrued interest payable	895	1,143
Other liabilities	6,735	8,587
TOTAL LIABILITIES	822,878	792,952
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at December 31, 2013 and December 31, 2012;
none issued in 2013 or 2012	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at December 31, 2013 and and December 30, 2012; issued 3,305,517 shares at December 31, 2013 and 3,161,324
at December 31, 2012	3,306	3,161
Additional paid-in capital	23,562	16,468
Retained earnings	74,325	71,813
Accumulated other comprehensive income (loss)	(1,225)	4,631
Treasury stock, at cost: 290,468 shares at December 31, 2013 and 262,921 shares at
December 31, 2012	(7,912)	(6,598)
TOTAL STOCKHOLDERS' EQUITY	92,056	89,475
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 914,934	$ 882,427

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in thousands, except per share data)	2013	2012	2013	2012
INTEREST INCOME:
Interest and fees on loans	$ 7,183	$ 7,418	$ 28,982	$ 29,770
Interest-bearing deposits with banks	13	10	40	21
Investment securities:
Taxable	917	1,002	3,721	4,521
Nontaxable	842	909	3,405	3,702
Dividends	25	22	86	71
TOTAL INTEREST INCOME	8,980	9,361	36,234	38,085
INTEREST EXPENSE:
Deposits	1,213	1,406	5,107	6,113
Borrowed funds	257	367	1,208	1,546
TOTAL INTEREST EXPENSE	1,470	1,773	6,315	7,659
NET INTEREST INCOME	7,510	7,588	29,919	30,426
Provision for loan losses	90	105	405	420
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,420	7,483	29,514	30,006
NON-INTEREST INCOME:
Service charges	1,096	1,129	4,299	4,475
Trust	155	172	694	644
Brokerage and insurance	111	87	444	392
Gains on loans sold	207	472	443	759
Investment securities gains, net	56	43	441	604
Earnings on bank owned life insurance	125	129	502	507
Other	118	114	446	456
TOTAL NON-INTEREST INCOME	1,868	2,146	7,269	7,837
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,936	2,892	11,392	11,018
Occupancy	315	337	1,271	1,265
Furniture and equipment	120	96	492	411
Professional fees	177	190	781	891
FDIC insurance	113	115	450	468
Pennsylvania shares tax	92	161	640	602
Other	1,329	1,154	4,630	4,642
TOTAL NON-INTEREST EXPENSES	5,082	4,945	19,656	19,297
Income before provision for income taxes	4,206	4,684	17,127	18,546
Provision for income taxes	910	1,135	3,752	4,331
NET INCOME	$ 3,296	$ 3,549	$ 13,375	$ 14,215

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.09	$ 1.17	$ 4.42	$ 4.65
Net Income - Diluted	$ 1.09	$ 1.17	$ 4.42	$ 4.65
Cash Dividends Paid	$ 0.385	$ 0.654	$ 1.222	$ 1.505

Number of shares used in computation - basic	3,012,003	3,044,991	3,025,315	3,056,078
Number of shares used in computation - diluted	3,012,228	3,045,435	3,026,485	3,057,720

Financial Highlights

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Performance Ratios and Share Data:
Return on average assets (annualized)	1.47%	1.62%	1.51%	1.62%
Return on average equity (annualized)	14.21%	16.74%	14.89%	17.48%
Net interest margin (tax equivalent)	3.78%	3.96%	3.87%	3.99%
Cash dividends paid per share	$ 0.385	$ 0.654	$ 1.222	$ 1.505
Earnings per share - basic	$ 1.09	$ 1.17	$ 4.42	$ 4.65
Earnings per share - diluted	$ 1.09	$ 1.17	$ 4.42	$ 4.65
Number of shares used in computation - basic	3,012,003	3,044,991	3,025,315	3,056,078
Number of shares used in computation - diluted	3,012,228	3,045,435	3,026,485	3,057,720

Balance Sheet Highlights (dollars in thousands):	December 31, 2013	December 31, 2012

Assets	$ 914,934	$ 882,427
Investment securities:
Available for sale	317,301	310,352
Loans (net of unearned income)	540,612	502,463
Allowance for loan losses	7,098	6,784
Deposits	748,316	737,096
Stockholders' Equity	92,056	89,475
Non-performing assets	10,154	9,189
Non-performing assets to total loans	1.88%	1.83%
Annualized net charge-offs to total loans	0.02%	0.02%
Average Leverage Ratio	10.52%	9.70%
Common shares outstanding	3,015,049	2,898,403
Book value per share	$ 30.94	$ 27.89